                                  EXHIBIT 21

               SUBSIDIARIES OF FIRST NATIONAL OF NEBRASKA. INC.

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

                                             State or Other Jurisdiction of
Name                                         Incorporation or Organization
1.      First National Bank of Omaha         United States (pursuant to
                                             the National Bank Act)

2.      First National Credit Corporation    Nebraska

3.      First National Bank South Dakota     United States (pursuant to
                                             the National Bank Act)

4.      MCV Acceptance Corporation           Nebraska

5.      Credit Card Finance Corporation      Nebraska

6.      Data Management Products, Inc.       Nebraska

7.      First National Bank and Trust        United States (pursuant to
          Company of Columbus                the National Bank Act)

8.      First National Bank (doing           United States (pursuant to
        business as First National           the National Bank Act)
        Bank of Alliance-Chadron-
        Gering-North Platte-Scottsbluff)

9.      Collection Corporation of            Nebraska
        America

10.     Platte Valley State Bank & Trust     Nebraska (state-chartered bank)
          Company

11.     The Fremont National Bank and Trust  United States (pursuant to
          Company                            the National Bank Act)

12.     First National Services Corporation  Nebraska

13.     First National Bank of Kansas        United States (pursuant to
                                             the National Bank Act)

14.     First National of Colorado, Inc.     Delaware

15.     Platte Valley Finance Company        Nebraska

16.     First Technology Solutions, Inc.     Nebraska
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                            EXHIBIT 21 (Continued)

                 SUBSIDIARIES OF FIRST NATIONAL BANK OF OMAHA

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

                                             State or Other Jurisdiction of
Name                                         Incorporation or Organization
1.      First Security Savings Company       Nebraska

2.      First of Omaha Service Corporation   Nebraska

3.      EFC, Inc.                            Nebraska

4.      SPC, Inc.                            Nebraska

5.      RPSI, Inc.                           Nebraska

6.      FIS, Inc.                            Nebraska


               SUBSIDIARIES OF FIRST NATIONAL OF COLORADO, INC.

                                             State or Other Jurisdiction of
Name                                         Incorporation or Organization
1.      First National Bank                  United States (pursuant to the
                                             National Bank Act)

2.      Union Colony Bank                    Colorado (state-chartered bank)

3.      The Bank of Boulder                  Colorado (state-chartered bank)

4.      Professional Career Services, Inc.   Colorado
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